Exhibit 4.4

Execution Version
SUPPLEMENTAL INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of January 4, 2024, is entered into by and among Macpherson Energy, LLC, a Delaware limited liability company, Macpherson Oil Company LLC, a California limited liability company, Macpherson Round Mountain Holdings, LLC, a California limited liability company, Macpherson Power Company, LLC, a California limited liability company, Macpherson Power Company, L.P., a California limited partnership, Macpherson Operating Company, LLC, a California limited liability company, Macpherson Operating Company, L.P., a California limited partnership, Macpherson Power Commercial Services, LLC, a California limited liability company, Macpherson Power Commercial Services, L.P., a California limited partnership, Macpherson Land Company, LLC, a California limited liability company and Macpherson Land Company, L.P., a California limited partnership (collectively, the “Guaranteeing Subsidiaries”), subsidiaries of Berry Corporation (bry) (f/k/a Berry Petroleum Corporation), a Delaware corporation (the “Company”), Berry Petroleum Company, LLC, a Delaware limited liability company (the “Issuer”), the Company, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer and the Guarantors named therein have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 8, 2018 providing for the issuance of 7.000% Senior Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides (including pursuant to Section 4.16 of the Indenture) that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof. Each of the Guaranteeing Subsidiaries agrees that the Note Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.
3.NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.THE TRUSTEE. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Issuer and the Guaranteeing Subsidiaries. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, protections, indemnities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: January 4, 2024

MACPHERSON ENERGY, LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON OIL COMPANY LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON ROUND MOUNTAIN HOLDINGS, LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON POWER COMPANY, LLC
By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON POWER COMPANY, L.P.

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON OPERATING COMPANY, LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON OPERATING COMPANY, L.P.

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON POWER COMMERCIAL SERVICES, LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON POWER COMMERCIAL SERVICES, L.P.

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON LAND COMPANY, LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
MACPHERSON LAND COMPANY, L.P.

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
BERRY PETROLEUM COMPANY, LLC

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
BERRY CORPORATION (bry)

By: /s/ Michael Helm
Name: Michael Helm
Title: Vice President, Chief Financial Officer and Chief Accounting Officer
COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
By: /s/ Scott Little
Name: Scott Little
Title: Vice President